Exhibit 99.1

Rekor Systems Announces Full Exercise and Closing of Underwriters’ Option in Connection with its Underwritten Public Offering of Common Stock

Columbia, Maryland – February 13, 2024: Rekor Systems, Inc. (Nasdaq: REKR) (“Rekor” or the “Company”), a leader in developing and implementing state-of-the-art roadway intelligence technology, today announced that it has completed the sale of an additional 1,500,000 shares of common stock at a price to the public of $2.50 per share, pursuant to the full exercise of the option granted by the Company to the underwriters in connection with its previously announced public offering of common stock. The net proceeds to the Company for the exercise in-full of the underwriters’ option, after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, is expected to be approximately $3.5 million, or approximately $26.4 million in aggregate for the public offering including the full exercise of the underwriters’ option.

William Blair acted as sole book-running manager for the offering. Northland Capital Markets acted as lead manager.

The securities described above were offered pursuant to an effective shelf registration statement on Form S-3 that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2021 and declared effective on September 23, 2021. A final prospectus supplement and accompanying prospectus relating to and describing the terms of the proposed offering was filed with the SEC on February 8, 2024. The final prospectus supplement and accompanying prospectus relating to the offering may be obtained by contacting William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, Illinois 60606, by telephone at (800) 621-0687 or by email at prospectus@williamblair.com; or by accessing the SEC’s website at https://www.sec.gov/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a leader in developing and implementing state-of-the-art roadway intelligence systems using AI enabled computer vision and machine learning. As a pioneer in the implementation of digital infrastructure, Rekor is collecting, connecting, and organizing the world’s mobility data – laying the foundation for a digitally-enabled operating system for the roadway. With our Rekor One® Roadway Intelligence Engine at the foundation of our technology, we aggregate and transform trillions of data points into intelligence through proprietary computer vision, machine learning, and big data analytics that power our platforms and applications. Our solutions provide actionable insights that give governments and businesses a comprehensive picture of roadways while providing a collaborative environment that drives the world to be safer, greener, and more efficient.

Forward-looking Statements

Except for historical information, certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to risks, uncertainties and assumptions about Rekor and its business. Such forward-looking statements involve substantial risks and uncertainties that relate to future events and the actual results could differ significantly from those expressed or implied by the forward-looking statements. Any forward-looking statements are based on Rekor’s current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Rekor makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change, except as required by law. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Rekor’s business in general, please refer to the “Risk Factors” section in Rekor’s effective shelf registration statement on Form S-3 filed with the SEC on September 10, 2023 and declared effective on September 23, 2021, including the documents incorporated by reference therein, including its Annual Report on Form 10-K filed with the SEC on March 29, 2023 and its Quarterly Report on Form 10-Q filed with the SEC on November 14, 2023.

Media & Investor Relations Contact: Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai